Exhibit 99

Contact:	Michael J. Culotta Chief Financial Officer (615) 372-8512
LIFEPOINT HOSPITALS ANNOUNCES
$50 MILLION INCREASE IN REVOLVING LINE OF CREDIT
Brentwood, Tennessee (September 11, 2006) – LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced the signing of an amendment to its Credit Agreement dated as of April 15, 2005, among LifePoint Hospitals and a syndication of banks led by Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner. Under the terms of the amended Credit Agreement, the parties have agreed to increase the aggregate amount available for revolving loans under the Credit Agreement by $50 million to a total of $350 million.
     In commenting on the transaction, William Carpenter III, president and chief executive officer of LifePoint Hospitals, said, “We view the increase in the amount available under the Credit Agreement as a vote of confidence by our banking group in LifePoint’s future and its operating strategy. The newly increased $350 million facility, along with cash from operations, will allow LifePoint to fund organic growth and provide general working capital requirements.”
     LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities. Of the Company’s 53 hospitals, 49 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals’ non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 22,300 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.
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LPNT Announces $50 Million Increase in Revolving Line of Credit

September 11, 2006
Important Legal Information
     This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals’ future results are beyond LifePoint Hospitals’ ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals, and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation, (i) the possibility that problems may arise in successfully integrating the businesses of LifePoint Hospitals and Province and achieving cost-cutting synergies or the ability to acquire hospitals on favorable terms and complete budgeted capital improvements successfully; (ii) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (iii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures; (iv) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (v) the availability, cost and terms of insurance coverage; (vi) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vii) the ability to attract and retain qualified management and personnel; (viii) the geographic concentration of LifePoint Hospitals’ operations; (ix) changes in the Company’s operating or expansion strategy; (x) the ability to operate and integrate newly acquired facilities successfully; (xi) the availability and terms of capital to fund LifePoint Hospitals’ business strategies; (xii) changes in LifePoint Hospitals’ liquidity or the amount or terms of its indebtedness and in its credit ratings; (xiii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiv) changes in or interpretations of generally accepted accounting principles or practices; (xv) volatility in the market value of LifePoint Hospitals’ common stock; (xvi) changes in general economic conditions in the markets LifePoint Hospitals serves; (xvii) LifePoint Hospitals’ reliance on information technology systems maintained by HCA Inc.; (xviii) the costs of complying with the Americans with Disabilities Act; (xix) possible adverse rulings, judgments, settlements and other outcomes of pending litigation; and (xx) those risks and uncertainties described from time to time in LifePoint Hospitals’ filings with the Securities and Exchange Commission. Therefore, LifePoint Hospitals’ future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     All references to “LifePoint Hospitals” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.
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